RRBB
Rosenberg Rich Baker Berman & Company
A Professional Association of Certified Public Accountants
265 Davidson Avenue, Suite 210, Somerset, NJ 08873-4120
P: 908-231-1000 F: 908-231-6894 www.rrbb.com

Other Office:

111 Dunnell Road, Suite 100
Maplewood, NJ 07040
973-763-6363
973-763-4430 FAX

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 5 to Form S-1 of our report dated April 15, 2010, except for note 4 as to which the date is July 6, 2010, relating to the consolidated financial statement of American Scientific Resources, Incorporated, and to the reference to our Firm under the caption "Experts" in the Prospectus.

Rosenberg Rich Baker Berman and Company

Somerset, New Jersey
October 14, 2010